UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

LIFEWAY FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Illinois	000-17363	36-3442829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6431 Oakton Street Morton Grove, Illinois	60053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LWAY	The NASDAQ Stock Market
Preferred Stock Purchase Rights	n/a	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 20, 2024, Lifeway Foods, Inc., an Illinois corporation (the “Company”), issued a press release announcing the rejection by the Company’s board of directors (the “Board”) of the revised unsolicited proposal received from Danone North America PBC (“Danone”) on November 15, 2024. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference. A letter sent by the Company’s Chief Executive Officer, on behalf of the Board, to Danone’s President and Chief Executive Officer and a letter sent by the Company’s counsel, on behalf of the Board, to Danone’s counsel are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
99.1	Press Release issued by the Company on November 20, 2024
99.2	Letter from Company re: Proposed Acquisition of Lifeway Foods, Inc. and Stockholders’ Agreement, dated November 8, 2024
99.3	Letter from Company Counsel re: Proposed Acquisition of Lifeway Foods, Inc. and Stockholders’ Agreement, dated November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.

Date: November 20, 2024	By:	/s/ Julie Smolyansky
		Name:	Julie Smolyansky
		Title:	Chief Executive Officer and Secretary